UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 20, 2020
THE TIMKEN COMPANY
(Exact name of registrant as specified in its charter)

Commission file number: 1-1169

Ohio		34-0577130
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

4500 Mount Pleasant Street NW
North Canton	Ohio	44720-5450
(Address of principal executive offices)		(Zip Code)

234.262.3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, without par value	TKR	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.    Regulation FD Disclosure
In December 2019, a novel coronavirus (“COVID-19”) outbreak occurred in China and has since spread to other parts of the world. The Timken Company and its subsidiaries (collectively “Timken” or the “Company”) have been adhering to mandates and other guidance from local governments and health authorities, as well as the World Health Organization and the Centers for Disease Control. The Company has implemented risk mitigation plans across the enterprise to reduce the risk of spreading the virus while continuing to operate to the extent possible. Timken’s main priority is the health of its employees and others in the communities where it does business.

In early-February 2020, the Company’s operations in China were shut down for approximately two weeks per a government directive. Timken’s operations in China have resumed and are currently at near-normal levels.
Since that time, however, COVID-19 has spread to other parts of the world, with countries like Italy, France, Germany and the United States now being impacted. Recently, certain customers in Europe and North America have announced the temporary idling of their manufacturing facilities. Timken continues to operate and fill customer orders in all markets and geographies, but the Company has begun selectively reducing its production schedules in response to the customer shut-downs referenced above and other anticipated changes in demand.
The extent and duration of the impact of COVID-19 and resulting effect on the Company’s operations continues to evolve and remains uncertain. Timken will continue to assess the operational and financial impact for the remainder of the year and will provide a further update when results for the first quarter of 2020 are reported.
The information in this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward-looking Statements

Certain statements in this filing (including statements regarding the Company’s beliefs, estimates and expectations) that are not historical in nature are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company cautions that actual results may differ materially from those projected or implied in forward-looking statements due to a variety of important factors, including: the Company’s ability to respond to changes in its end markets that could affect demand for the Company’s products or services; unanticipated changes in business relationships with customers or their purchases from the Company; changes in the financial health of the Company’s customers, which may have an impact on the Company’s revenues, earnings and impairment charges; fluctuations in material and energy costs; the impact of changes to the Company’s accounting methods; political risks associated with government instability; recent world events that have increased the risk posed by international trade disputes, tariffs and sanctions; weakness in global or regional economic conditions and capital markets; the Company’s ability to satisfy its obligations under its debt agreements and renew or refinance borrowings on favorable terms; fluctuations in currency valuations; changes in the expected costs associated with product warranty claims; the ability to achieve satisfactory operating results in the integration of acquired companies, including realizing any accretion within expected timeframes or at all; the impact on operations of general economic conditions; fluctuations in customer demand; the impact on the Company’s pension obligations and assets due to changes in interest rates, investment performance and other tactics designed to reduce risk; the introduction of new disruptive technologies; unplanned plant shutdowns; the Company’s ability to maintain appropriate relations with unions and works councils; negative impacts to the Company’s business as a result of COVID-19 or other epidemics or pandemics; and the Company’s ability to complete and achieve the benefits of announced plans, programs, initiatives, acquisitions and capital investments. Additional factors are discussed in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2019, quarterly reports on Form 10-Q and current reports on Form 8-K. Except as required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMKEN COMPANY

	By:	/s/ Philip D. Fracassa
Philip D. Fracassa
Executive Vice President and Chief Financial Officer
Date:	March 20, 2020